Exhibit 99.1

DYNAVAX

DYNAVAX TECHNOLOGIES
2929 Seventh Street, Suite 100
Berkeley, CA 94710
Contacts:
Jennifer Lew	Michael Ostrach
Vice President, Finance	Vice President and Chief Business Officer
510-665-7217	510-665-7257
jlew@dynavax.com	mostrach@dynavax.com

DYNAVAX REPORTS FOURTH QUARTER AND YEAR END 2010 FINANCIAL RESULTS

BERKELEY, CA – March 8, 2011 – Dynavax Technologies Corporation (NASDAQ: DVAX) today reported financial results for the fourth quarter and year ended December 31, 2010.

Dynavax reported $72.2 million in cash, cash equivalents and marketable securities at December 31, 2010. This compared to $36.7 million at December 31, 2009. Total cash at the 2010 year end included approximately $83 million in net proceeds from public offerings completed during the year.

Total revenues were $1.8 million for the fourth quarter 2010, compared to $2.2 million for the fourth quarter 2009. Total revenues were $24.0 million for the year ended December 31, 2010, compared to $40.3 million for 2009. The decline in total revenues for the year was primarily due to the recognition of collaboration revenue in June 2009 from our terminated collaboration with Merck.

Total operating expenses were $17.4 million for the fourth quarter 2010, compared to $13.8 million for the fourth quarter 2009. Total operating expenses were $71.5 million for the year ended December 31, 2010, compared to $55.4 million for 2009. The increase in total operating expenses for the year was due to continued clinical and manufacturing activities to support HEPLISAVTM. The Company expects total operating expenses in 2011 to be consistent with 2010.

The tables included as part of this press release provide a reconciliation of GAAP revenues and operating expenses to pro forma revenues and operating expenses.

About Dynavax

Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company, discovers and develops novel products to prevent and treat infectious and inflammatory diseases. The Company's lead product candidate is HEPLISAV, a Phase 3 investigational adult hepatitis B vaccine designed to provide rapid and superior protection with fewer doses than current licensed vaccines. For more information visit www.dynavax.com.

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Forward Looking Statements

This press release contains "forward-looking statements" that are subject to a number of risks and uncertainties, including statements regarding our projected 2011 operating expenses. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including whether successful clinical and regulatory development and approval of HEPLISAV can occur in a timely manner or without significant additional studies or difficulties or delays in development or clinical trial enrollment, whether the studies can support registration for commercialization of HEPLISAV; the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process; the Company's ability to obtain additional financing to support the development and commercialization of HEPLISAV and its other operations, possible claims against the Company based on the patent rights of others; and other risks detailed in the "Risk Factors" section of our current periodic reports with the SEC. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax's website at www.dynavax.com is not incorporated by reference in the Company's current periodic reports with the SEC.

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DYNAVAX TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Collaboration revenue	$371	$1,455	$ 19,535	$ 35,534
Grant revenue	1,243	556	3,940	3,477
Service and license revenue	152	178	475	1,307

Total revenues	1,766	2,189	23,950	40,318

Operating expenses:
Research and development	12,951	9,506	53,680	38,708
General and administrative	4,185	4,052	16,879	15,745
Amortization of intangible assets	245	245	980	980

Total operating expenses	17,381	13,803	71,539	55,433

Loss from operations	(15,615)	(11,614)	(47,589)	(15,115)

Interest income	32	4	85	178
Interest expense	(425)	(4)	(1,654)	(124)
Other income (expense)	886	(26)	(8,150)	(66)

Net loss	(15,122)	(11,640)	(57,308)	(15,127)

Consideration paid in excess of carrying value of the
noncontrolling interest in Symphony Dynamo, Inc.
(SDI)	\	(19,671)	\	(19,671)
Add: Losses attributed to noncontrolling interest in
SDI	\	1,041	\	4,233

Net loss attributable to Dynavax	$ (15,122)	$ (30,270)	$ (57,308)	$ (30,565)

Basic and diluted net loss per share attributable to
Dynavax common stockholders	$ (0.14)	$ (0.73)	$ (0.69)	$ (0.76)

Shares used to compute basic and diluted net loss
per share attributable to Dynavax common
stockholders	106,035	41,420	82,463	40,350

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DYNAVAX TECHNOLOGIES CORPORATION

RECONCILIATION OF GAAP REVENUES TO PRO FORMA REVENUES (In thousands) (Unaudited)

	Three Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
	2010	2009	2010	2009

GAAP total revenues	$1,766	$ 2,189	$23,950	$ 40,318

ADD:
Collaboration funding for SDI programs	\	813	\	3,364
LESS:
Recognition of deferred revenue from
collaborations	—	—	10,000	28,485

Pro forma total revenues (1)	$1,766	$ 3,002	$13,950	$ 15,197

(1)	These pro forma amounts are intended to illustrate the Company’s revenues including collaboration funding provided for the SDI programs and excluding certain other items. The collaboration funding is the amount attributed to the noncontrolling interest in SDI in the Company’s consolidated statement of operations that would have been reported as revenue if SDI’s results of operations were not consolidated with those of the Company. Management of the Company believes the pro forma results are a more useful measure of the Company’s revenues because it provides investors the ability to evaluate the Company’s operations in the manner that management uses to assess the continued progress of operating programs. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

DYNAVAX TECHNOLOGIES CORPORATION

RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA OPERATING EXPENSES

(In thousands) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

GAAP total operating expenses	$ 17,381	$ 13,803	$ 71,539	$ 55,433
LESS:
Stock-based compensation expense	858	933	2,410	3,035
Amortization of intangible assets	245	245	980	980

Pro forma total operating expenses (2)	$ 16,278	$ 12,625	$ 68,149	$ 51,418

(2)	These pro forma amounts are intended to illustrate the Company’s operating expenses excluding certain non-cash charges in accordance with the financial statements that management uses to evaluate the Company’s operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

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DYNAVAX TECHNOLOGIES CORPORATION
SELECTED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009
Assets
Cash, cash equivalents and marketable securities	$72,154	$36,720
Property and equipment, net	6,404	7,997
Goodwill	2,312	2,312
Other intangible assets, net	299	1,279
Other assets	3,080	2,162

Total assets	$84,249	$50,470

Liabilities and stockholders’ equity
Accounts payable	$2,329	$1,686
Accrued liabilities	10,943	7,507
Warrant liability to Holdings	—	2,567
Current portion of deferred revenue	1,429	2,718
Noncurrent portion of deferred revenue	5,655	17,083
Long-term note payable to Holdings	10,939	9,342
Long-term contingent liability to Holdings	843	3,040
Other long-term liabilities	—	151
Total stockholders’ equity	52,111	6,376

Total liabilities and stockholders’ equity	$84,249	$50,470

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